UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 22703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Amendment to Annual Incentive Plan

On March 9, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”) amended the Company’s Annual Incentive Plan (the “AIP”), to permit the Company to pay awards under the AIP in the form of cash or in shares of the Company’s stock issued under the Company’s Stock Incentive Plan, at the election of the Compensation Committee (the “Amendment”). Incentive awards paid in 2012 under the AIP for achievement of 2011 goals and objectives will be paid through the issuance of restricted shares of the Company’s stock on March 15, 2012. Payment of the March 15, 2012 AIP in Company stock was deemed to be in the best interest of the Company because the payment of AIP in Company stock rather than cash allows conservation of the Company’s cash resources as well as allowing for additional cash to be invested in the Company’s clinical and pre-clinical assets.

A copy of the AIP, as so amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Retention Award of Stock Options to William P. Sheridan

On March 9, 2012 (the “Grant Date”), the Committee granted a retention award of an option to purchase 100,000 shares of the Company’s common stock (the “Award”) to William P. Sheridan, Senior Vice President and Chief Medical Officer of the Company. The Award will vest in its entirety three years after the Grant Date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Annual Incentive Plan, as amended and restated effective March 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2012		BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Annual Incentive Plan, as amended and restated effective March 9, 2012.